Exhibit 99.2

CIT DECLARES QUARTERLY DIVIDEND

NEW YORK – April 18, 2017 – CIT Group Inc. (NYSE: CIT) today announced that its Board of Directors has declared a quarterly cash dividend of $0.15 per common share on its outstanding common stock. The common stock dividend is payable on May 26, 2017 to common shareholders of record as of May 12, 2017.

About CIT

Founded in 1908, CIT (NYSE: CIT) is a financial holding company with $64 billion in assets as of Dec. 31, 2016. Its principal bank subsidiary, CIT Bank, N.A., (Member FDIC, Equal Housing Lender) has more than $30 billion of deposits and more than $40 billion of assets. CIT provides financing, leasing, and advisory services principally to middle-market companies and small businesses across a wide variety of industries. It also offers products and services to consumers through its Internet bank franchise and a network of retail branches in Southern California, operating as OneWest Bank, a division of CIT Bank, N.A. For more information visit cit.com.

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CIT MEDIA RELATIONS:	CIT INVESTOR RELATIONS:
Matt Klein	Barbara Callahan
(973) 597-2020	(973) 740-5058
Matt.Klein@cit.com	Barbara.Callahan@cit.com